UNITED STATES

SECURITIES AND EXCHANE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      March 9, 2018

PETROGRESS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55854	27-2019626
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

757 Third Ave., Suite 2110, New York, New York	10017
(Address of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code: (212) 376-5228

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Mark Corrao resigned as the Chief Financial Officer of Petrogress, Inc. effective as of March 9, 2018.

On March 9, 2018 the Company appointed Nikolaos Mourtzanos, to replace Mr. Corrao and serve as Chief Financial Officer in a consulting capacity on a part time basis. Mr. Mourtzanos, age 37, has been the Finance Manager of Petrogress, Inc. since January 2018. From April 2017 through January 2018 he served as Financial Controller of Antares Shipmanagement SA (“Antares”), a company owning and managing a fleet of up to 4 product/ chemical vessels. His primary responsibilities with Antares included overseeing company’s financial functions and management reporting, and communicating with its stakeholders.

Prior to holding that position, Mr. Mourtzanos served from March 2016 until March 2017 as Financial Controller of Boston Carriers, Inc., (“Boston Carriers”) an OTC traded company, owning 1 drybulk vessel. As Financial Controller, Mr. Mourtzanos oversaw the company’s financial reporting, financial functions and communicated with the company’s stakeholders.

From September 2008 through March 2016 Mr. Mourtzanos served as an auditor with PwC. He holds a Bachelor of Science in Economics and a Master of Science in Finance & Accounting, from Athens University of Economics and Business, Greece and he is a Fellow ACCA member.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

March 9, 2018

PETROGRESS, INC.

/s/ Christos Traios
Christos Traios, President and Chief Executive Officer